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                                                                   EXHIBIT 10.24

                            SAFETY INSURANCE COMPANY
                      EXECUTIVE INCENTIVE COMPENSATION PLAN

                                    SECTION 1
                                     GENERAL

     1.1. PURPOSE. The Safety Insurance Company Executive Incentive Compensation Plan (the "Plan") has been established by Safety Insurance Company (the "Company") so each of the Employers may provide its eligible executive and management employees with an opportunity to build additional financial security, thereby aiding such companies in attracting and retaining employees of exceptional ability.

     1.2. PARTICIPATION. Subject to the terms and conditions of the Plan, the Board shall determine and designate, from time to time, from among those individuals who are executive and management employees of the Company and any Related Company during any Plan Year, those individuals who shall be eligible to participate in the allocation of the bonus pool for the year.

     1.3. OPERATION, ADMINISTRATION, AND DEFINITIONS. The operation and administration of the Plan shall be subject to the provisions of Section 5 (relating to operation and administration). Capitalized terms in the Plan shall be defined as set forth in the Plan (including the definition provisions of Section 9).

                                    SECTION 2
                                  BONUS AMOUNT

     2.1. ALLOCATION TO BONUS POOL. As of the last day of each Plan Year, beginning with calendar year 2002, and ending with the Plan Year that ends before the Plan Year in which a Change in Control occurs, an annual Allocation Amount (if any) shall be allocated to the bonus pool for the year. The annual "Allocation Amount" for each year shall be equal to the product of (i) the Allocation Percentage for the year MULTIPLIED BY (ii) the Net Income for the year. However, there shall be no Allocation Amount for a year if, during such year, an Event of Default occurs, and there shall be no Allocation Amount for a year if any such default would result from the allocation of the Allocation Amount.

     2.2. ALLOCATION OF BONUS POOL TO EMPLOYEES. After the end of each Plan Year, the Board will review the performance of the individuals who are designated as eligible to participate in the allocation of the bonus pool for the year described in subsection 2.1, and the Board, in its sole discretion, will allocate the entire amount in the bonus pool among such individuals. Except as otherwise expressly provided by the Board, no bonus shall be payable with respect to any individual for any year if the individual's Date of Termination occurs prior to the last day of the year. The Board will not be required to establish the method for allocation of the bonus pool in advance.

     2.3. CREDITING OF BONUS AMOUNT TO ACCOUNT. The portion of the bonus pool allocated to an individual for any year in accordance with subsection 2.2 shall be credited to an Account established for the individual in accordance with
Section 3. Such amounts shall be credited to

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the individual's Account as soon as practicable after the amount to be allocated for the individual has been determined.

                                    SECTION 3
                                  PLAN ACCOUNTS

     3.1. ACCOUNTS. To the extent provided in subsection 2.3, the Company shall credit amounts to an Account established on the Company's books for each individual for whom amounts are to be credited in accordance with subsection
2.3. During the period in which amounts are allocated to an individual's Account, such amounts shall not accrue interest or earn income of any kind.

     3.2. STATEMENT OF ACCOUNTS. As soon as practicable after the end of each Plan Year, the Company shall provide each Participant having an Account with a statement of the transactions in his Account during that year and his Account balance as of the end of the year.

                                    SECTION 4
                                  DISTRIBUTIONS

     4.1. GENERAL. Subject to this Section 4, the balance of a Participant's Account shall be distributed to the Participant in a lump sum as soon as practicable after the Participant's Date of Termination, regardless of the reason for such termination.

     4.2. DISTRIBUTIONS TO DISABLED PERSONS. Notwithstanding the provisions of this Section 4, if, in the opinion of the Board, a Participant or beneficiary is under a legal disability or is in any way incapacitated so as to be unable to manage his financial affairs, the Board may direct that payment be made to a relative or friend of such person for his benefit until claim is made by a conservator or other person legally charged with the care of his person or his estate, and such payment shall be in lieu of any such payment to such Participant or beneficiary. Thereafter, any benefits under the Plan to which such Participant or beneficiary is entitled shall be paid to such conservator or other person legally charged with the care of his person or his estate.

                                    SECTION 5
                          OPERATION AND ADMINISTRATION

     5.1. EFFECTIVE DATE. The "Effective Date" of the Plan shall be the Effective Time as that term is defined in the Merger Agreement.

     5.2. BENEFITS MAY NOT BE ASSIGNED. The interests of a Participant under the Plan are not subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or the Participant's beneficiary. The Participant's rights under the Plan are not transferable other than as designated by the Participant by will or by the laws of descent and distribution.

     5.3. BENEFITS UNDER OTHER PLANS. Amounts allocated to the Account of any Participant under the Plan, and benefits payable under the Plan, shall be disregarded for purposes of determining the benefits under any plan that is intended to be qualified under section 401(a) of the Internal Revenue Code of 1986 and any other plan or arrangement maintained by the

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Company or any Related Company, except as otherwise specifically provided to the contrary in such other plan or arrangement.

     5.4. PLAN NOT CONTRACT OF EMPLOYMENT. The Plan does not constitute a contract of employment, and participation in the Plan will not give any employee the right to be retained in the employ of any Employer nor any right or claim to any benefit under the Plan, unless such right or claim has specifically accrued under the terms of the Plan.

     5.5. HEIRS AND SUCCESSORS. The Plan shall be binding upon, and inure to the benefit of, the Company and its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company's assets and business. If any benefits deliverable to a Participant under the Plan have not been delivered at the time of the Participant's death, such benefits shall be delivered to the Designated Beneficiary in accordance with the provisions of the Plan. The "Designated Beneficiary" shall be the beneficiary or beneficiaries designated by a Participant in a writing filed with the Board in such form and at such time as the Board shall require. If a deceased Participant fails to designate a beneficiary, or if the Designated Beneficiary does not survive the Participant, any benefits distributable to the Participant shall be distributed to the legal representative of the estate of the Participant. If a deceased Participant designates a beneficiary and the Designated Beneficiary survives the Participant but dies before the complete distribution of benefits to the Designated Beneficiary under the Plan, then any benefits distributable to the Designated Beneficiary shall be distributed to the legal representative of the estate of the Designated Beneficiary.

     5.6. APPLICABLE LAWS. Except to the extent that not preempted by the laws of the United States of America, the Plan shall be construed and administered with the laws of the state of New York; provided that no doctrine of choice of law shall be used to apply any law other than that of New York, and no defense, counterclaim or right of set-off given or allowed by the laws of any other state or jurisdiction, or arising out of the enactment, modification or repeal of any law, regulation, ordinance or decree of any foreign jurisdiction, shall be interposed in any action hereon.

     5.7. GENDER AND NUMBER. Where the context admits, words in any gender shall include any other gender, words in the singular shall include the plural and the plural shall include the singular.

     5.8. EVIDENCE. Evidence required of anyone under the Plan may be by certificate, affidavit, document or other information which the person acting on it considers pertinent and reliable, and signed, made or presented by the proper party or parties.

                                    SECTION 6
                           SOURCE OF BENEFIT PAYMENTS

     6.1. LIABILITY FOR BENEFIT PAYMENTS. Subject to the provisions of this
Section 6, an Employer shall be liable for payment of benefits under the Plan with respect to any Participant to the extent that such benefits are attributable to services rendered by the Participant to that Employer. Any disputes relating to liability of Employers for benefit payments shall be resolved by the Board.

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     6.2. NO GUARANTEE. Neither a Participant nor any other person shall, by reason of the Plan, acquire any right in or title to any assets, funds or property of the Employers whatsoever, including, without limitation, any specific funds, assets, or other property which the Employers, in their sole discretion, may set aside in anticipation of a liability under the Plan. A Participant shall have only a contractual right to the amounts, if any, payable under the Plan, unsecured by any assets of the Employers. Nothing contained in the Plan shall constitute a guarantee by any of the Employers that the assets of the Employers shall be sufficient to pay any benefits to any person.

                                    SECTION 7
                                      BOARD

     7.1. ADMINISTRATION. The authority to control and manage the operation and administration of the Plan shall be vested in the Board in accordance with this
Section 7.

     7.2. POWERS OF BOARD. The Board's administration of the Plan shall be subject to the following:

(a) Subject to the provisions of the Plan, the Board will have the authority and discretion to select from among the executive and management employees of the Company and any Related Company those persons who shall be eligible to participate in the bonus pool.

(b) The Board will have the authority and discretion to interpret the Plan, to establish, amend, and rescind any rules and regulations relating to the Plan, and to make all other determinations that may be necessary or advisable for the administration of the Plan.

(c) Any interpretation of the Plan by the Board and any decision made by it under the Plan is final and binding on all persons.

     7.3. DELEGATION BY BOARD. Except to the extent prohibited by applicable law, the Board may allocate all or any portion of its responsibilities and powers to any one or more of its members and may delegate all or any part of its responsibilities and powers to any person or persons selected by it. Any such allocation or delegation may be revoked by the Board at any time.

     7.4. INFORMATION TO BE FURNISHED TO BOARD. The Company and Related Companies shall furnish the Board with such data and information as it determines may be required for it to discharge its duties. The records of the Company and Related Companies as to an employee's or Participant's employment, termination of employment, leave of absence, reemployment and compensation shall be conclusive on all persons unless determined to be incorrect. Participants and other persons entitled to benefits under the Plan must furnish the Board such evidence, data or information as the Board considers desirable to carry out the terms of the Plan.

                                    SECTION 8
                            AMENDMENT AND TERMINATION

     The Board may, at any time, amend or terminate the Plan, provided that no amendment or termination may materially adversely affect the rights of any Participant or beneficiary under the

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Plan with respect to Plan Years that have ended prior to the date on which such amendment or termination is adopted by the Board.

                                    SECTION 9
                                  DEFINED TERMS

     In addition to the other definitions contained herein, the following definitions shall apply:

(a) ALLOCATION PERCENTAGE. The "Allocation Percentage" as of the Effective Date shall be 1.75%.

(b)  BOARD. The term "Board" means the Board of Directors of the Company.

(c)  CHANGE OF CONTROL. The term "Change of Control" means any of the following:
     (i) the closing of any merger, combination, consolidation or similar business transaction involving Holdings in which the holders of Stock immediately prior to such closing are not the holders, directly or indirectly, of a majority of the ordinary voting securities of the surviving person in such transaction immediately after such closing, (ii) the closing of any sale or transfer by Holdings of all or substantially all of its assets to an acquiring person in which the holders of Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of the acquiring person immediately after such closings, or (iii) the closing of any sale by the holders of Stock of an amount of Stock that equals or exceeds a majority of the shares of Stock immediately prior to such closing to a person in which the holders of the Stock immediately prior to such closing are not the holders of a majority of the ordinary voting securities of such person immediately after such closing.

(d) DATE OF TERMINATION. A Participant's "Date of Termination" means the first day on which the Participant is not employed by the Company or any Related Company, regardless of the reason for the termination of employment; provided that a termination of employment shall not be deemed to occur by reason of a transfer of the Participant between the Company and a Related Company or between two Related Companies; and further provided that the Participant's employment shall not be considered terminated while the Participant is on a leave of absence from the Company or a Related Company approved by the Participant's employer. If, as a result of a sale or other transaction, the Participant's employer ceases to be a Related Company (and the Participant's employer is or becomes an entity that is separate from the Company), and the Participant is not, at the end of the 30-day period following the transaction, employed by the Company or an entity that is then a Related Company, then the occurrence of such transaction shall be treated as the Date of Termination.

(e) EMPLOYER. The term "Employer" means the Company and each of the Related Companies that adopts the Plan.

(f) EVENT OF DEFAULT. The term "Event of Default" means a financial covenant or payment default in any agreement, instrument or commitment, whether now existing or hereafter in effect, relating to the indebtedness of Holdings or its subsidiaries.

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(g)  HOLDINGS. "Holdings" means Safety Holdings, Inc.

(h) INSURANCE SUBSIDIARIES. The term "Insurance Subsidiaries" shall mean the Company and Safety Indemnity Insurance Company.

(i) MERGER AGREEMENT. The "Merger Agreement" shall mean the Merger Agreement by and among Safety Holdings, Inc., Safety Acquisition, Inc., Thomas Black Corporation, and the shareholders of Thomas Black Corporation dated as of May 31, 2001 as amended, restated or otherwise modified from time to time.

(j) NET INCOME. The term "Net Income" means the combined statutory net income from the Insurance Subsidiaries before distributions to Thomas Black Corporation or other payments made by the Insurance Subsidiaries in connection with Thomas Black Corporation's debt service or the annual management fee under the Management Consulting Agreement, dated as of the date hereof, between TJC Management Corp. and Holdings, as amended, restated or otherwise modified from time to time.

(k) PARTICIPANT. The term "Participant" means an individual for whom an Account has been established, or who has been designated as eligible to participate in the bonus pool.

(l)  PLAN YEAR. The term "Plan Year" means the calendar year.

(m) RELATED COMPANIES. The term "Related Company" means Holdings and any corporation, partnership, joint venture or other entity during any period in which at least fifty percent of the voting power of all classes entitled to vote with respect to such entity is owned, directly or indirectly, by Holdings.

(n)  STOCK. The term "Stock" means the common stock of Holdings.

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